UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Fifth Street Senior Floating Rate Corp.

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Fifth Street Senior Floating Rate Corp. Requests Its Stockholders Vote in Connection with the Company’s Proxy Proposal for the Upcoming July 10th Special Meeting

WHITE PLAINS, NY, June 26, 2014 -- Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR” or the “Company”) would like to remind stockholders to vote their shares for the upcoming Special Meeting of Stockholders being held on July 10, 2014. The Board of Directors has recommended that stockholders vote FOR the proposal included in the proxy statement for the Special Meeting. In addition, the two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”), whose vote recommendations are relied upon by major institutional investment funds, mutual funds and fiduciaries throughout the world, have each recommended that FSFR stockholders vote FOR the proposal. The proposal would allow the Company, with approval of its Board, to sell shares of its common stock below its then current net asset value (“NAV”) per share, subject to certain limitations outlined in the proxy statement.

The authority granted under this proposal would expire on the earlier of the one year anniversary of the date of the stockholder approval or the date of the Company’s 2015 Annual Meeting of Stockholders.

Your vote is important no matter how many or how few shares you own. Please vote each and every voting form you receive since you may hold shares in multiple accounts.

Stockholders with questions on the Special Meeting or on how to vote their shares should contact their financial advisor or the firm assisting FSFR with the Special Meeting, Morrow & Co., LLC, at (203) 658-9400 or toll-free at (800) 662-5200.

The proxy statement and other information relating to the Special Meeting of Stockholders are available on the SEC’s website (www.sec.gov) or under the Investor Relations section of the Company’s website (fsfr.fifthstreetfinance.com).

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to small and mid-sized companies, primarily in connection with investments by private equity sponsors.  The Company’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments while seeking to preserve its capital.  The Company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC. Named 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions, Fifth Street Management LLC is an SEC-registered investment adviser and leading alternative asset manager with over $4 billion in assets under management.  With a track record of more than 15 years, Fifth Street’s nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million.  FSFR’s website can be found at fsfr.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Dean Choksi, Executive Director of Finance & Head of Investor Relations
(914) 286-6855
dchoksi@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com